THIRD AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS


         THIS THIRD AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of October 20, 1998 (the "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Original Note") evidencing a certain loan (the "Loan") set forth more fully in and governed by a certain Loan Agreement of that same date to which the Bank is also a party (the "Original Loan Agreement");

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Amended and Restated Note dated July 16, 1998 increasing the principal amount of the Loan by $10,000,000.00, on an interim basis only, from $15,000,000.00 to $25,000,000.00 (the "Amended and Restated Note") and a certain First Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "First Amendment") that
(a) increased the principal amount of the Loan on an interim basis as aforesaid and (b) permitted a portion of the Loan to be reserved for the issuance of standby Letters of Credit by the Bank to and for the benefit of municipalities and other governmental units in connection with projects developed by Borrower from time to time as set forth more fully therein;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Second Amendment to Loan Agreement and Documents dated October 14, 1998 to which the Bank is also a party (the "Second Amendment") wherein (a) the Bank consented to the Borrower's proposed issuance of a convertible subordinated and unsecured note to OZ Master Fund, Ltd. in the principal amount of Ten Million Dollars ($10,000,000.00), (b) the Bank permitted the Borrower to guarantee financing from other financial institutions to certain Subsidiaries of Borrower in connection with certain development projects located in New York, New York (Battery Park City), Glen Ellyn, Illinois and Raleigh, North Carolina, which projects were to be originally financed by Nomura Asset Capital Corporation, (c) the Event of Default set forth in Section 7.01(O) of the Loan Agreement was modified and restructured, and (d) the Interim Maturity Date was extended to November 3, 1998, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Second Amendment (the Original Loan Agreement, as amended by the First Amendment and the Second Amendment, is herein referred to as the "Loan Agreement");

         WHEREAS,   the  Borrower  has  requested  to  Bank  to  modify  certain provisions of the Loan Agreement, which the Bank is willing to do subject to the terms and conditions set forth herein:

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.


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         2.  Outstanding  Principal  Balance  of  Loan.  For  purposes  of  this
Amendment and the Loan Agreement, the outstanding principal balance of the Loan at any time shall be the sum of (a) all amounts of the Loan Advances made under the Loan Agreement remaining unpaid plus (b) all outstanding LC Reserves.

         3. Borrowing Availability Restricted. As of the date of this Amendment, the outstanding principal balance of the Loan is $24,953,750.00 (the "Outstanding Principal Amount"). Notwithstanding any provision of the Loan Agreement or the Documents to the contrary, the Maximum Revolving Loan Commitment is hereby frozen at, and shall not exceed, the Outstanding Principal Amount, unless otherwise consented to by the Bank in writing.

         4. Interim Maturity Date. The term "Interim Maturity Date" is hereby amended and restated to mean November 3, 1998.

         5. Decreased Loan Commitment. On the Interim Maturity Date, without further notice (a) the outstanding principal balance of the Loan shall be reduced to $10,000,000.00, and (b) the principal amount of the Loan and Maximum Revolving Loan Commitment shall be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00.

         6. Maturity Date. The term "Maturity Date" is hereby amended and restated to mean (a) the Interim Maturity Date as to any and all amounts of the outstanding principal balance of the Loan in excess of $10,000,000.00, and (b) April 26, 1999 as to the outstanding principal balance of the Loan together with any accrued but unpaid interest thereon and any other costs or amount owed to the Bank under the Loan Agreement as amended hereby.

         7. Interim Interest Rate. The Loan Agreement is hereby amended to provide that, effective as of October 20, 1998, (a) the outstanding principal balance of the Loan in excess of $10,000,000.00 shall bear interest payable on demand at the Prime Rate plus four percent (4.0%) and (b) the outstanding principal balance of the Loan not in excess of $10,000,000.00 shall bear interest payable at the Prime Rate plus one-half of one percent (0.50%) per annum (the "Interim Interest Rate"). The Interim Interest Rate is, during its pendency, in lieu of the interest rate set forth in Section 2.02 of the Loan Agreement and in lieu of the Interim Interest Rate set forth in the Second Amendment.

         8. Interim Maturity Default Rate. The Loan Agreement is hereby amended to provide that if the outstanding principal balance of the Loan is not reduced to $10,000,000.00 by the Interim Maturity Date as required under this Amendment, Borrower shall be considered in default under the Loan Agreement and, in addition to all other rights and remedies available to the Bank under the Loan Agreement, the Documents, at law or equity, any and all amounts outstanding under the Loan Agreement shall, without notice, bear interest payable on demand at the Prime Rate plus six and one-half of one percent (6.50%) ("Revised Default Rate"). The Revised Default Rate is, during its pendency, in lieu of the default rate of interest set forth in Section 2.03 of the Loan Agreement and in lieu of the Revised Default Rate set forth in the Second Amendment.

         9. Further Decrease of Loan Commitment. As of the date of this Amendment, the Loan Agreement and Documents are hereby amended and restated to provide that if at any time that any portion of the loan remains outstanding and the closing price of Borrower's publicly traded shares of stock as quoted on the NASDAQ (the "Stock Price") (the date of the occurrence described herein is hereafter referred to as the "Trigger Date") is:

                  a. Less than $12.50 per share but not less than $10.00, the principal amount of the Loan and the Maximum Revolving Loan Commitment shall, without further notice, be decreased to $5,000,000.00 and Borrower shall pay within one business day of Trigger Date, without further notice or demand, amounts

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         necessary to reduce the outstanding principal balance of the Loan to
         $5,000,000.00.

                  b. Less than $10.00 per share, the principal amount of the Loan and the Maximum Revolving Loan Commitment shall, without further notice, be decreased to $0.00 and Borrower shall pay within one business day of Trigger Date, without further notice or demand, amounts necessary to reduce the outstanding principal balance of the Loan to $0.00. If any amount of the outstanding principal balance of the Loan is comprised of LC Reserves, Borrower shall provide the Bank with cash collateral in an amount equal to the outstanding LC Reserve to secure the amount of the outstanding principal balance comprised of the LC Reserve.

If the outstanding principal balance of the Loan is not reduced to the applicable amount by the close of the next business day immediately following the Trigger Date or if Borrower fails to provide the Bank with sufficient cash collateral as required in subsection (b) herein, Borrower shall be considered in default under the Loan Agreement and, in addition to all other rights and remedies available to the Bank under the Loan Agreement, the Documents, at law or equity, any and all amounts outstanding under the Loan Agreement shall, without notice, bear interest payable on demand at (i) the default rate of interest set forth in Section 2.03 of the Loan Agreement if the event of default set forth herein occurs after the Interim Maturity Date or (ii) the Revised Default Rate if the event of default set forth herein occurs before the Interim Maturity Date. The Bank waives any prior default that occurred under the Second Amendment due to the Borrower not reducing the outstanding principal balance of the Loan to $10,000,000.00 or less within one business day after the Stock Price closed below 14.00 per share.

         10. Reaffirmation. To the extent any term(s) or condition(s) in any of the Documents (including, without limitation, the Amended and Restated Note) shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Documents (including, without limitation, the Amended and Restated Note), as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Documents as amended herein. There are no other changes to the Documents except for the changes specifically set forth herein.

         11. No Waiver. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under any other Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Document. The remedies herein provided and under any other Document are cumulative and not exclusive of any remedies provided by law.

         12. Certification. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the of this Amendment; (b) the officers of Borrower executing this Amendment have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and (d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Executive Committee of Borrower's Board of Directors approving this Amendment and the incumbency and signatures of the officers of Borrower signing this Amendment.


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         13.  Absence Of Claim.  To  further  induce the Bank to enter into this
Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

         14. Illinois Law To Govern. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

         15. Binding Effect. The terms, provisions and conditions of this Amendment shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       BROOKDALE LIVING COMMUNITIES, INC.


                                    By: /s/ Darryl W. Copeland, Jr.
                                    Print Name: Darryl W. Copeland, Jr.
                                    Title:  Executive Vice President

ATTEST:

By: /s/ Robert J. Rudnik
Print Name:  Robert J. Rudnik
Title:  Secretary


                                       BANK:

                                       LaSALLE NATIONAL BANK


                                    By: /s/  Ann B. O'Shaughnessy
                                    Print Name:  Ann B. O'Shaughnessy
                                    Title:  Assistant Vice President


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